Exhibit 99.6

      [FORM OF INSTRUCTIONS AS TO USE OF SUBSCRIPTION RIGHTS CERTIFICATES]

                            INSTRUCTIONS AS TO USE OF
                        SUBSCRIPTION RIGHTS CERTIFICATES

                                 INTERPOOL, INC.

                    ----------------------------------------

    CONSULT THE INFORMATION AGENT OR YOUR BANK OR BROKER WITH ANY QUESTIONS.
                     ---------------------------------------

     The following instructions relate to a rights offering (the "Rights Offering") by Interpool, Inc., a Delaware corporation (the "Company"), to the holders of its common stock (the "Common Stock"), as described in the Company's Prospectus dated July 8, 2002 (the "Prospectus"). Holders of record of shares of Common Stock at the close of business on July 8, 2002 (the "Record Date") are receiving one (1) non-transferable subscription right (collectively, the "Rights") for every twenty-five (25) shares of the Common Stock held on the Record Date.

     In this Rights Offering, the Company is distributing an aggregate of 1,094,450 Rights exercisable to purchase Debentures with an aggregate principal amount of $27,361,250 (the "Debentures"). The Company will have the right to increase the principal amount of Debentures sold by up to $4,104,175.

     Holders of Rights are entitled to purchase one (1) 9.25% Convertible Redeemable Subordinated Debenture (a "Debenture"), principal amount $25.00, for every whole right granted (the "Basic Subscription Right"), at a purchase price of $25.00 per Debenture (the "Subscription Price").

     In addition, subject to the proration described below, each holder of Rights who fully exercises the Basic Subscription Right also has the right to subscribe at the Subscription Price for additional Debentures (the "Oversubscription Right"). Debentures will be available for purchase pursuant to the Oversubscription Right only to the extent that all the Debentures are not subscribed for through the exercise of the Basic Subscription Right by the Expiration Date. If the Debentures available (the "Excess Debentures") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Right, the available Excess Debentures will be allocated pro rata among holders of the Rights exercising the Oversubscription Right, in proportion to the number of Debentures each such holder has purchased pursuant to such holder's Basic Subscription Right; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Debentures than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Right, then such holder will be allocated only such number of Excess Debentures as such holder subscribed for and the remaining Excess Debentures will be allocated among all other holders exercising Oversubscription Rights. See discussion set forth under "The Rights Offering" in the Prospectus.

     No fractional Debentures or cash in lieu thereof will be issued or paid.

     THE OVERSUBSCRIPTION RIGHT MUST BE EXERCISED AT THE SAME TIME AS THE BASIC SUBSCRIPTION RIGHT. THE RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 8, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). THE RIGHTS ARE NON-TRANSFERABLE.

     The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the reverse side of your Subscription Rights Certificate and returning the Subscription Rights Certificate and the appropriate forms to American Stock Transfer & Trust Company, as subscription agent (the "Subscription Agent"), in the envelope provided. Once a Rights holder has properly exercised his or her Rights, such exercise may not be revoked.

     IN ORDER TO EXERCISE RIGHTS, THE SUBSCRIPTION AGENT MUST HAVE RECEIVED FROM YOU ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (1) YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND THE APPROPRIATE FORMS, OR YOU MUST HAVE TIMELY COMPLIED WITH THE GUARANTEED DELIVERY REQUIREMENTS FOR YOUR SUBSCRIPTION RIGHTS CERTIFICATES, AND (2) PAYMENT IN FULL OF THE SUBSCRIPTION PRICE FOR EACH DEBENTURE SUBSCRIBED FOR UNDER YOUR BASIC SUBSCRIPTION RIGHT AND OVERSUBSCRIPTION RIGHT, INCLUDING FINAL CLEARANCE OF ANY CHECKS. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.   SUBSCRIPTION PRIVILEGE.

     (a) EXERCISE OF RIGHTS. To exercise Rights, complete Form 1 on the reverse side of your Subscription Rights Certificate and send your properly completed and executed Subscription Rights Certificate, together with payment in full of the Subscription Price for each Debenture subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent. Delivery of the Subscription Rights Certificate must be made by mail, hand or overnight delivery. Facsimile delivery of the Subscription Rights Certificate will not constitute valid delivery. Payment of the Subscription Price must be made in U.S. dollars for the full number of Debentures being subscribed for by
(a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent", or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at American Stock Transfer & Trust Company, Subscription Agent, JP Morgan Chase Bank WIRE CLEARING ACCOUNT, ABA #021000021, Account #323890121, Attention: Reorg. Dept.

     (b) ACCEPTANCE OF PAYMENTS. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, or (iii) the receipt of same day funds in the Subscription Agent's account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, postal, telegraphic or express money order or wire transfer of funds.

     (c) PROCEDURES FOR GUARANTEED DELIVERY. Alternatively, you may cause a written guarantee substantially in the form of the Notice of Guaranteed Delivery included with these instructions (the "Notice of Guaranteed Delivery") to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of a Subscription Rights Certificate, and (ii) a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"). Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Rights Certificate, the number of Rights being exercised pursuant to the Basic Subscription Right, and the number of Debentures, if any, being subscribed for pursuant to the Oversubscription Right, and must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Rights Certificates within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Rights Certificate must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent or the Subscription Agent, at the addresses, or by calling the telephone numbers, indicated below.

     (d) EXERCISE OF RIGHTS THROUGH A NOMINEE. If you wish to have your bank, broker or other nominee exercise some or all of your Rights, you must complete Form 1 of your Subscription Rights Certificate, providing clear direction as to how many Rights are to be exercised and what action should be taken in regards to any unexercised Rights. Banks, brokers and other nominees who exercise the Oversubscription Right on behalf of the beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, by delivery to the Subscription Agent of a Nominee Holder Oversubscription Certification in the form available from the Subscription Agent or the Information Agent, the aggregate number of Rights as to which the Oversubscription Right is being exercised and the number of Debentures thereby subscribed for by each beneficial owner of Rights on whose behalf such nominee holder is acting.

     (e) PARTIAL EXERCISE; EFFECT OF OVER- AND UNDER-PAYMENTS. If you exercise less than all of the Rights evidenced by your Subscription Rights Certificate, upon request the Subscription Agent will issue to you a new Subscription Rights Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Rights Certificate sent to you, you may not receive the new Subscription Rights Certificate in sufficient time to permit you to exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Debentures to be purchased according to the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Right with respect to the maximum number of Rights which may be exercised for the Subscription Price payment delivered by you; and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Rights Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Right to purchase, to the extent available, that number of Debentures equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price (subject to proration).

2.   THE SUBSCRIPTION AGENT AND THE INFORMATION AGENT

     The address and telecopier numbers of the Subscription Agent are as follows:

                                   AMERICAN STOCK TRANSFER & TRUST COMPANY

                                         General Information:
                                           (800) 937-5449
                BY MAIL:                                                                     BY HAND:
 American Stock Transfer & Trust Company        FACSIMILE TRANSMISSION        American Stock Transfer & Trust Company
     59 Maiden Lane, Plaza Entrance             (eligible institutions            59 Maiden Lane, Plaza Entrance
        New York, New York 10038                 only):(718) 234-5001                New York, New York 10038

                                      TO CONFIRM RECEIPT OF FACSIMILE ONLY:
                                                 (800) 937-5449

                                               BY OVERNIGHT COURIER:
                                       American Stock Transfer & Trust Company
                                           59 Maiden Lane, Plaza Entrance
                                             New York, New York 10038

     The telephone numbers of the Information Agent, for inquiries, information or requests for additional documentation is as follows:

                                THE ALTMAN GROUP
                              60 East 42nd Street
                            New York, New York 10165
                                 CALL TOLL-FREE

                                  (800)206-0007

3.   DELIVERY OF DEBENTURES.

     The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary.

     (a) BASIC SUBSCRIPTION RIGHT. Subject to completion of the Offering, as soon as practicable after the Expiration Date, the Subscription Agent will mail in accordance with the instructions of the exercising Rights holder certificates representing Debentures purchased pursuant to the Basic Subscription Right.

     (b) OVERSUBSCRIPTION RIGHT. Subject to completion of the Offering, as soon as practicable after the Expiration Date, the Subscription Agent will mail in accordance with the instructions of the exercising Rights holder the number of Debentures allocated to such Rights holder pursuant to any exercise of the Oversubscription Right. See "The Rights Offering--Basic Subscription Right" and "Oversubscription Right" in the Prospectus.

     (c) CASH PAYMENTS. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Right any excess funds, with interest on immediately available funds, received in payment of the Subscription Price for each Debenture that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Right.

4.   TO HAVE DENTURES ISSUED IN THE NAME OF AN AFFILIATE OR RELATED PARTY.

     To have the Debentures issued in the name of an affiliate and/or related party, you must properly complete Form 1, properly complete Form 2 (Affiliate and/or Related Party Certification) and execute your Subscription Rights Certificate. You may designate that all or a portion of the Debentures be issued in the name(s) of the persons listed on the Affiliate and/or Related Party Certification. Any Debentures subscribed for but not designated to be issued in the name of an affiliate or related party will be issued in the name of the Rights holder. If you designate an affiliate or related party, your signature on the Subscription Rights Certificate must be guaranteed by an Eligible Institution. See paragraph 5(c) below

5.   EXECUTION.

     (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

     (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

     (c) SIGNATURE GUARANTEES. Unless your Subscription Rights Certificate (i) provides that the Debentures to be issued pursuant to the exercise of the Rights represented thereby are to be issued to you or (ii) is submitted for the account of an Eligible Institution (as defined in paragraph 1), your signature on each Subscription Rights Certificate must be guaranteed by an Eligible Institution (as defined herein).

6.   METHOD OF DELIVERY.

     The method of delivery of Subscription Rights Certificates and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY

     In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Right (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Rights") from the DTC account of the Rights Holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Debenture subscribed for pursuant to the Basic Subscription Right. THE OVERSUBSCRIPTION RIGHT IN RESPECT OF DTC RIGHTS MAY NOT BE EXERCISED THROUGH DTC. The holder of DTC Rights may exercise the Oversubscription Right in respect thereof by properly executing and delivering to the Subscription Agent, at or prior to the Expiration Time, a DTC Participant Oversubscription Exercise Form, in the form available from the Information Agent or the Subscription Agent, together with payment of the appropriate Subscription Price for the number of Debentures for which the Oversubscription Right is exercised.

     If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Right will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Right, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Right at or prior to the Expiration Time.

8.   TRANSFER TAXES

     Except for the fees charged by the Subscription Agent (which will be paid by the Company as described herein), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Rights Holder, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

9.   IRREGULARITIES

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscription Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights Certificates or incur any liability for failure to give such notification. The Company reserves the right to reject any exercise if such exercise is not in accordance with the terms of the Offering or not in proper form or if the acceptance thereof or the issuance of the Debentures pursuant thereto could be deemed unlawful.

10.  SUBSTITUTE FORM W-9.

     Each Rights holder who elects to exercise the Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included on the reverse side of your Subscription Rights Certificate. Additional copies of the Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to interest paid by the Company on Debentures purchased upon the exercise of Rights.

                            EXHIBIT A TO INSTRUCTIONS

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        SUBSCRIPTION RIGHTS CERTIFICATES
                                    ISSUED BY
                                 INTERPOOL, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated July 8, 2002 (the "Prospectus") of Interpool, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Rights to the Subscription Agent at or prior to 5:00 p.m. New York City time on August 8, 2002, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. Properly completed and executed Subscription Rights Certificate(s) relating to this Notice of Guaranteed Delivery must be delivered to the Subscription Agent within three (3) NYSE trading days following the date of this Notice of Guaranteed Delivery. See the discussion set forth under "The Rights Offering--Notice of Guaranteed Delivery" in the Prospectus.

     Regardless of the manner of delivery of the Subscription Rights Certificate, payment of the Subscription Price of $25.00 per Debenture for Debentures subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.

                                                  The Subscription Agent is:
                                            AMERICAN STOCK TRANSFER & TRUST COMPANY

                                                    General Information:
                                                      (800) 937-5449
                BY MAIL:                                                                     BY HAND:
 American Stock Transfer & Trust Company        FACSIMILE TRANSMISSION        American Stock Transfer & Trust Company
     59 Maiden Lane, Plaza Entrance             (eligible institutions            59 Maiden Lane, Plaza Entrance
        New York, New York 10038                 only):(718) 234-5001                New York, New York 10038

                                            TO CONFIRM RECEIPT OF FACSIMILE ONLY:
                                                        (800) 937-5449

                                                      BY OVERNIGHT COURIER:
                                            American Stock Transfer & Trust Company
                                                 59 Maiden Lane, Plaza Entrance
                                                   New York, New York 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

     The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing ________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for one Debenture per Right represented by such Subscription Rights Certificate and (ii) such number of Excess Debentures (as defined in the Instructions as to Use of Subscription Rights Certificates) set forth below pursuant to the Oversubscription Right, to the extent that Excess Debentures are available.

     A.      Number of Debentures subscribed for
             pursuant to the Basic Subscription
             Right ($25 principal amount per
             Debenture):                                __________________

     B.      Number of Debentures subscribed for
             pursuant to the Oversubscription
             Right ($25 principal amount per
             Debenture):                                __________________

     C.      Total number of Debentures subscribed
             for from Rows A and B:                     __________________

     D.      Number of Debentures from Row C
             multiplied by $25.00 per Debenture:        $_________________

                                TOTAL PAYMENT DUE:      $_________________


     The undersigned understands that payment of the Subscription Price of $25.00 per Debenture for each Debenture subscribed for pursuant to the Basic Subscription Right and Oversubscription Right must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned represents that such payment, in the aggregate of $____________________, either (check appropriate box):

     [ ] is being delivered to American Stock Transfer & Trust Company herewith

     or

     [ ] has been delivered separately to the American Stock Transfer & Trust Company;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [ ] Wire transfer of funds to _________________________

         Name of transferor institution _______________________________________

         Date of transfer _____________________________________________________

         Confirmation number (if available) ___________________________________

     [ ] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

         Name of maker ________________________________________________________

         Date of check ________________________________________________________

         Bank on which check is drawn _________________________________________

     [ ] Certified check

         Name of maker ________________________________________________________

         Date of check_________________________________________________________

         Bank on which check is drawn _________________________________________

     [ ] Bank draft (cashier's check)

         Name of maker ________________________________________________________

         Date of draft ________________________________________________________

         Bank on which draft __________________________________________________

     [ ] Postal, telegraphic or express money order

         Issuer of money order ________________________________________________

         Date of money order __________________________________________________

         Number of money order ________________________________________________

         Signature(s)

         ___________________________________

         ___________________________________

         Name (s)

         ___________________________________

         ___________________________________
           (Please Type or Print)
               Address(es)

         ___________________________________

         ___________________________________

             Area Code and Tel. No(s).

         ___________________________________

         ___________________________________

    Subscription Rights Certificate No(s). (if available) _____________________

                              GUARANTY OF DELIVERY
    (NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to American Stock Transfer & Trust Company, guarantees that the undersigned will deliver to American Stock Transfer & Trust Company the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

          __________________________________________________________________

          __________________________________________________________________

          __________________________________________________________________
                          (Address)

          __________________________________________________________________
              (Area Code and Telephone Number)


         Dated: ______________________________________________________, 2002

          __________________________________________________________________
                       (Name of Firm)

          __________________________________________________________________
                   (Authorized Signature)


     The institution which completes this form must communicate the guarantee to American Stock Transfer & Trust Company and must deliver the Subscription Rights Certificate(s) to American Stock Transfer & Trust Company within the time period shown herein. Failure to do so could result in a financial loss to such institution.